                                                                    EXHIBIT 99.1

February 12, 2003                                              IMMEDIATE RELEASE


        CONNECTICUT WATER SERVICE, INC. REPORTS RECORD EARNINGS FOR 2002

      Connecticut Water Service, Inc. (NASDAQ:CTWS), a water service company providing water to over 85,000 customers in 42 towns in Connecticut and Massachusetts, announced a 4.1% increase in net income for the year ended December 31, 2002 or $1.13 per basic share as compared to $1.10 per basic share for 2001.

      Highlights of the 2002 results are as follows:

- 2002 was the 12th consecutive year of increased earnings as well as the 33rd consecutive year of increased dividend payments (excluding dividends paid by companies subsequently acquired and accounted for under the "pooling-of-interests" method).

- Utility Operating Income increased 4.6% or $520,000. The increase was due to a $438,000 increase in Operating Revenues as well as an $82,000 decrease in Operating Expenses.

-     Non-Water Sales Earnings increased 19.4% in 2002 as compared to 2001.

      Marshall T. Chiaraluce, the Company's Chairman, Chief Executive Officer and President stated, "We are pleased with the increased earnings as well as the continued success of our non-water business services. One of the factors contributing to the 19% increase in earnings of our services and rentals business is the increased enrollment of our Linebacker(R) program which has 11,915 customers compared to 9,587 in 2001."

                                      # # #

News media contact:

                                 David C. Benoit
                         CFO and Vice President Finance
                         Connecticut Water Service, Inc.
                   93 West Main Street, Clinton, CT 06413-1600
                            (860) 669-8630 Ext. 3030
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                 CONNECTICUT WATER SERVICE, INC. & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share data)

                                                                   Year Ended
                                                                   December 31,
                                                               2002           2001
                                                               ----           ----
Operating Revenues                                           $ 45,830      $ 45,392
                                                             --------      --------
Operating Expenses
    Operation and Maintenance                                  19,531        20,076
    Depreciation                                                5,187         4,837
    Income Taxes                                                4,482         4,777
    Taxes Other Than Income Taxes                               4,796         4,388
                                                             --------      --------
          Total Operating Expenses                             33,996        34,078
                                                             --------      --------
Utility Operating Income                                       11,834        11,314
                                                             --------      --------
Other Income (Deductions), Net of Taxes
    Gain on Property Transactions                                 440         1,121
    Non-Water Sales Earnings                                      444           372
    Allowance for Funds Used During Construction                  470           439
    Merger Costs                                                   --          (352)
    Other                                                         126           177
                                                             --------      --------
          Total Other Income (Deductions), Net of Taxes         1,480         1,757
                                                             --------      --------
Interest and Debt Expenses
    Interest on Long-Term Debt                                  3,909         4,057
    Other Interest Charges                                        365           353
    Amortization of Debt Expense                                  260           222
                                                             --------      --------
          Total Interest and Debt Expense                       4,534         4,632
                                                             --------      --------
Net Income Before Preferred Dividends                           8,780         8,439
Preferred Stock Dividend Requirement                               38            38
                                                             --------      --------

Net Income Applicable to Common Stock                        $  8,742      $  8,401
                                                             ========      ========

Weighted Average Common Shares Outstanding:
    Basic                                                       7,718         7,619
    Diluted                                                     7,771         7,662
Earnings Per Common Share:
    Basic                                                    $   1.13      $   1.10
    Diluted                                                  $   1.12      $   1.10

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                 CONNECTICUT WATER SERVICE, INC. & SUBSIDIARIES


CONDENSED CONSOLIDATED BALANCE SHEETS

--------------------------------------------------------------------------------------------
(In thousands)                                        December 31, 2002    December 31, 2001
--------------------------------------------------------------------------------------------
ASSETS
Net Property, Plant and Equipment                            $232,654          $205,664
Current Assets                                                 10,373             9,423
Regulatory and Other Long-Term Assets                          21,772            16,627
--------------------------------------------------------------------------------------------
     Total Assets                                            $264,799          $231,714
--------------------------------------------------------------------------------------------
CAPITALIZATION AND LIABILITIES
Common Shareholders' Equity                                  $ 79,975          $ 70,783
Preferred Stock                                                   847               847
Long-Term Debt, Excluding Current Portion                      64,734            63,953
Current Portion of Long-Term Debt and Loans Payable             7,192             4,030
Other Current Liabilities                                       8,286             8,626
Deferred Credits and Other Liabilities                        103,765            83,475
--------------------------------------------------------------------------------------------
     Total Capitalization and Liabilities                    $264,799          $231,714
============================================================================================

      Connecticut Water Service, Inc. is the largest, domestic-based, investor-owned water utility in Connecticut. It provides water to approximately 295,000 people in 42 towns in Connecticut and Massachusetts as well as providing water-related services under contact to municipalities and companies.

      This press release may contain certain forward looking statements regarding the Company's results of operations and financial position. These forward looking statements are based on current information and expectations, and are subject to risks and uncertainties, which could cause the Company's actual results to differ materially from expected results.

      Our water companies are subject to various federal and state regulatory agencies concerning water quality and environmental standards. Generally, the water industry is materially dependent on the adequacy of approved rates to allow for a fair rate of return on the investment in utility plant. The ability to maintain our operating costs at the lowest possible level while providing good quality water service is beneficial to customers and stockholders. Profitability is also dependent on the timeliness of rate relief, when necessary, and numerous factors over which we have little or no control, such as the quantity of rainfall and temperature, industrial demand, financing costs, energy rates, tax rates, and stock market trends which may affect the return earned on pension assets and compliance with environmental and water quality regulations. We undertake no obligation to update or revise forward looking statements, whether as a result of new information, future events, or otherwise. Compliance with environmental and water quality regulations.